Exhibit 16.1

Tel. Fax	+41 44 444 35 55 +41 44 444 35 35	BDO AG Fabrikstrasse 50 CH-8031 Zürich

April 7, 2016

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on April 5, 2016, to be filed by our former client, Akari Therapeutics, Plc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO AG

/s/Christoph Tschumi                              /s/ppa. Julian Snow